Exhibit 99.1
GOODRX REPORTS SECOND QUARTER 2026 RESULTS
Pharma Direct and Subscription Revenue Increased 76% and 39%, Respectively, Year-Over-Year
Company Raises Full-Year 2026 Revenue and Adjusted EBITDA Expectations
SANTA MONICA, Calif. -- (August 5, 2026) -- GoodRx Holdings, Inc. (Nasdaq: GDRX) ("we," "us," "our," “GoodRx,” or the
“Company”), the leading platform for medication savings in the U.S., has released its financial results for the second quarter of 2026.
Second Quarter 2026 Highlights
•Revenue of $200.4 million
•Net income of $8.5 million; Net income margin of 4.3%
•Adjusted Net Income1 of $26.8 million; Adjusted Net Income Margin1 of 13.4%
•Adjusted EBITDA1 of $63.7 million; Adjusted EBITDA Margin1 of 31.8%
•Net cash provided by operating activities of $80.8 million
“We entered 2026 focused on scaling Pharma Direct and subscriptions, and the second quarter provided clear evidence that those investments are translating into stronger performance,” said Wendy Barnes, President and Chief Executive Officer of
GoodRx. “We believe this progress is accelerating our return to growth and strengthening the long-term durability of
GoodRx.”
1.Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Net Income Margin are non-GAAP financial measures and are presented for supplemental informational purposes only. Adjusted EBITDA Margin and Adjusted Net Income Margin are defined as Adjusted EBITDA and Adjusted Net
Income, respectively, divided by Adjusted Revenue. Refer to the Non-GAAP Financial Measures section below for definitions, additional information, and reconciliations to the most directly comparable GAAP measures.
Second Quarter 2026 Financial Overview (all comparisons are made to the same period of the prior year unless otherwise noted):
Revenue decreased 1% to $200.4 million compared to $203.1 million.
Prescription transactions revenue decreased 26% to $106.4 million compared to $143.1 million, primarily driven by a decrease in the number of our Monthly Active Consumers due to the broader changes in the retail pharmacy landscape including store closures and volume reduction in one of our integrated savings programs, as well as the deliberate shift of product and marketing investment toward our new subscription offerings. The year-over-year decrease was also due to lower unit economics which we expect to continue in the near-term as we made deliberate decisions to favor long-term durability and certainty.
Subscription revenue increased 39% to $28.5 million compared to $20.5 million, primarily driven by the expansion and growth of our condition-specific subscription programs, in particular weight loss, as well as a resulting increase in the number of subscription plans.
Pharma Direct revenue increased 76% to $61.6 million compared to $35.0 million, driven by organic growth as we continued
to expand our market penetration with pharma manufacturers and other customers, in particular our GLP-1 access programs, which are part of our consumer direct pricing.
Net income was $8.5 million compared to $12.8 million. Net income margin was 4.3% compared to 6.3%. Adjusted Net
Income1 was $26.8 million compared to $33.9 million.
Adjusted EBITDA1 was $63.7 million compared to $69.4 million. Adjusted EBITDA Margin1 was 31.8% compared to 34.2%.
Cash Flow and Capital Allocation
Net cash provided by operating activities in the second quarter was $80.8 million compared to $49.6 million in the comparable period last year. As of June 30, 2026, we had cash and cash equivalents of $296.1 million and total outstanding debt of $492.5 million.
We are focused on a disciplined approach to capital allocation, centered on furthering our mission and creating stockholder value. Our capital allocation priorities are investing for profitable growth, paying down debt, buying back shares, and M&A that aligns with our strategic priorities. These capital allocation priorities support our long-term growth strategy while also providing flexibility to navigate near-term challenges.
Exhibit 99.1
Guidance
Management is raising its full-year 2026 guidance as follows:

$ in millions	FY 2026	FY 2025	YoY Change
Revenue	$790 - $805	$796.9	(1%) - 1%
Adjusted EBITDA[2]	$240 - $250
“We exceeded our expectations in the second quarter, with Pharma Direct revenue increasing 76% year-over-year and subscription revenue increasing 39% year-over-year,” said Justin Fengler, incoming Chief Financial Officer and current Chief
Strategy & Operations Officer of GoodRx. “Based on our strong first-half performance, we are raising our full-year revenue and Adjusted EBITDA guidance.”
2.Adjusted EBITDA is a non-GAAP financial measure and is presented for supplemental informational purposes only. We have not reconciled our Adjusted
EBITDA guidance to GAAP net income or loss because we do not provide guidance for such GAAP measure due to the uncertainty and potential variability of stock-based compensation expense, acquired intangible assets and related amortization and income taxes, which are reconciling items between Adjusted
EBITDA and the most directly comparable GAAP measure. Because such items cannot be provided without unreasonable efforts, we are unable to provide a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure. However, such items could have a significant impact on our future GAAP net income or loss.
Investor Conference Call and Webcast
GoodRx management will host a conference call and webcast tomorrow, August 6, 2026, at 5:00 a.m. Pacific Time (8:00
a.m. Eastern Time) to discuss the results and the Company’s business outlook.
To access the conference call, please pre-register using the following link:
https://register-conf.media-server.com/register/BI2d7e976f9edd481db1351e5bb1902f6a
Registrants will receive a confirmation with dial-in details and a unique passcode required to join.
The call will also be webcast live on the Company’s investor relations website at https://investors.goodrx.com, where accompanying materials will be posted prior to the conference call.
Approximately one hour after completion of the live call, an archived version of the webcast will be available on the
Company’s investor relations website at https://investors.goodrx.com for at least 30 days.
Exhibit 99.1
About GoodRx
GoodRx is the leading platform for medication savings in the U.S., used by nearly 25 million consumers and over one million healthcare professionals annually. Uniquely situated at the center of the healthcare ecosystem, GoodRx connects consumers, healthcare professionals, payers, pharmacy benefit managers, pharmaceutical manufacturers, and retail pharmacies to make saving on medications easier. By reducing friction and inefficiencies, GoodRx helps consumers save time and money when filling prescriptions so they can get the care they deserve. Since 2011, GoodRx has helped
Americans save over $100 billion on the cost of their medications.
GoodRx periodically posts information that may be important to investors on its investor relations website at https://
investors.goodrx.com. We intend to use our website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors and potential investors are encouraged to consult GoodRx’s website regularly for important information, in addition to following GoodRx’s press releases, filings with the Securities and Exchange Commission and public conference calls and webcasts. The information contained on, or that may be accessed through, GoodRx’s website is not incorporated by reference into, and is not a part of, this press release.
Investor Contact
GoodRx
Aubrey Reynolds
ir@goodrx.com
Press Contact
GoodRx
Lauren Casparis
lcasparis@goodrx.com
Exhibit 99.1
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of
1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our future results of operations and financial position, industry and business trends, including uncertainty in the macro environment, the impact of trends impacting retail pharmacies on our future financial results, the potential impact of the new government-sponsored direct-to-consumer platform called “TrumpRx.gov” (“TrumpRx”) and other evolving federal initiatives on our business, our value proposition, our business strategy and our ability to execute on our strategic priorities including expanding manufacturer partnerships, growing differentiated subscription offerings and strengthening retail relationships, our plans, market opportunity, ability to preserve margin strength and long-term growth prospects, our capital allocation priorities, Pharma Direct as the future key growth driver of our business, and the future of prescription access. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, risks related to our limited operating history and early stage of growth; our recent growth rates may not be sustainable or indicative of future growth; our ability to achieve broad market education and change consumer purchasing habits; our general ability to continue to attract, acquire and retain consumers in a cost-effective manner; our significant reliance on our prescription transactions offering and ability to expand our offerings; changes in medication pricing and the significant impact of pricing structures negotiated by industry participants; our general inability to control the categories and types of prescriptions for which we can offer savings or discounted prices; our reliance on a limited number of industry participants, including pharmacy benefit managers, pharmacies, and pharma manufacturers; the competitive nature of our industry; risks related to pandemics, epidemics, or outbreak of infectious disease; the accuracy of our estimate of our addressable market and other operational metrics; our ability to respond to changes in the market for prescription pricing and to maintain and expand the use of GoodRx codes;
our ability to maintain positive perception of our platform or maintain and enhance our brand; risks related to any failure to maintain effective internal control over financial reporting; risks related to use of social media, emails, text messages, and other messaging channels as part of our marketing strategy; our dependence on our information technology systems and those of our third-party vendors, and risks related to any failure or significant disruptions thereof; risks related to government regulation of the internet, e-commerce, consumer data and privacy, information technology, and cybersecurity; risks related to the use of AI and machine learning in our business; risks related to a decrease in consumer willingness to receive correspondence or any technical, legal, or any other restrictions to send such correspondence; risks related to any failure to comply with applicable data protection, privacy and security, advertising and consumer protection laws, regulations, standards, and other requirements; our ability to utilize our net operating loss carryforwards and certain other tax attributes;
the risk that we may be unable to realize expected benefits from our restructuring and cost reduction efforts; our ability to attract, develop, motivate and retain well-qualified employees; risks related to our acquisition strategy; risks related to our debt arrangements; interruptions or delays in service on our apps or websites or any undetected errors or design faults; our reliance on third-party platforms to distribute our platform and offerings, including software as-a-service technologies;
systems failures or other disruptions in the operations of these parties on which we depend; risks related to climate change;
risks associated with environmental sustainability and social initiatives; risks related to our intellectual property; risks related to operating in the healthcare industry; risks related to our organizational structure; litigation related risks; our ability to accurately forecast revenue and appropriately plan our expenses in the future; risks related to general economic factors, natural disasters, or other unexpected events; risks related to fluctuations in our tax obligations and effective income tax rate which could materially and adversely affect our results of operations; risks related to the healthcare reform legislation and other proposed or future changes impacting the healthcare industry and healthcare spending, including the new platform
TrumpRx, which may adversely affect our business, financial condition and results of operations; as well as the other important factors discussed in the section entitled “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and in our other filings with the Securities and Exchange Commission. The forward-looking statements in this press release are based upon information available to us as of the date of this press release, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.
Exhibit 99.1
Key Operating Metrics
Monthly Active Consumers (MACs) refers to the number of unique consumers who have used a GoodRx code to purchase a prescription medication in a given calendar month and have saved money compared to the list price of the medication. A unique consumer who uses a GoodRx code more than once in a calendar month to purchase prescription medications is only counted as one Monthly Active Consumer in that month. A unique consumer who uses a GoodRx code in two or three calendar months within a quarter will be counted as a Monthly Active Consumer in each such month. Monthly Active
Consumers do not include subscribers to our subscription offerings, consumers of our Pharma Direct offering, or consumers who used our telehealth offering. When presented for a period longer than a month, Monthly Active Consumers are averaged over the number of calendar months in such period. Monthly Active Consumers from acquired companies are included beginning from the acquisition date. As our business continues to evolve, we are reassessing the Monthly Active
Consumers metric as a primary indicator of performance to ensure it aligns with how we measure growth and profitability.
Subscription plans represent the ending subscription plan balance across our subscription offerings, GoodRx Gold, condition-specific related subscription programs (first launched in June 2025), RxSmartSaver+ powered by GoodRx
(launched in July 2025) and GoodRx Companion (monthly and annual plans launched in May and July 2026, respectively).
For GoodRx Gold and RxSmartSaver+, each subscription plan may represent more than one subscriber since family subscription plans may include multiple members.

	Three Months Ended
(in millions)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Monthly Active Consumers	5.0	5.3	5.3	5.4	5.7	6.4

	As of
(in thousands)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Subscription plans	764	717	674	671	668	680
Exhibit 99.1
GoodRx Holdings, Inc.
Condensed Consolidated Balance Sheets (Unaudited)

	(in thousands, except par values)
	June 30, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$296,113	$261,820
Accounts receivable, net	182,140	235,746
Prescription reimbursement assets	1,076,012	98,331
Prepaid expenses and other current assets	45,062	47,205
Total current assets	1,599,327	643,102
Property and equipment, net	11,514	12,268
Goodwill	430,331	430,331
Intangible assets, net	58,254	64,082
Capitalized software, net	140,300	139,261
Operating lease right-of-use assets, net	27,630	28,808
Deferred tax assets, net	47,335	57,111
Other assets	28,237	29,095
Total assets	$2,342,928	$1,404,058
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$8,906	$19,405
Prescription reimbursement liabilities	1,039,995	130,139
Accrued expenses and other current liabilities	98,610	86,705
Current portion of debt	5,000	5,000
Operating lease liabilities, current	5,358	4,753
Total current liabilities	1,157,869	246,002
Debt, net	481,588	483,264
Operating lease liabilities, net of current portion	47,004	49,789
Other liabilities	8,866	8,741
Total liabilities	1,695,327	787,796
Stockholders' equity
Preferred stock, $0.0001 par value	—	—
Common stock, $0.0001 par value	34	34
Additional paid-in capital	2,048,436	2,026,802
Accumulated deficit	(1,400,869)	(1,410,574)
Total stockholders' equity	647,601	616,262
Total liabilities and stockholders' equity	$2,342,928	$1,404,058
Exhibit 99.1
GoodRx Holdings, Inc.
Condensed Consolidated Statements of Operations (Unaudited)

	(in thousands, except per share amounts)
	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$200,411	$203,070	$394,417	$406,040
Costs and operating expenses:
Cost of revenue, exclusive of depreciation and amortization presented separately below	20,999	13,350	41,155	26,714
Product development and technology	26,711	29,933	56,888	61,075
Sales and marketing	81,986	84,870	163,039	169,412
General and administrative	24,814	28,379	51,633	58,009
Depreciation and amortization	22,269	19,729	44,061	40,641
Total costs and operating expenses	176,779	176,261	356,776	355,851
Operating income	23,632	26,809	37,641	50,189
Other expense, net:
Other income	625	694	625	694
Interest income	1,019	2,803	2,416	6,735
Interest expense	(9,810)	(10,729)	(19,577)	(21,373)
Total other expense, net	(8,166)	(7,232)	(16,536)	(13,944)
Income before income taxes	15,466	19,577	21,105	36,245
Income tax expense	(6,930)	(6,734)	(11,400)	(12,350)
Net income	$8,536	$12,843	$9,705	$23,895
Earnings per share:
Basic	$0.03	$0.04	$0.03	$0.06
Diluted	$0.02	$0.04	$0.03	$0.06
Weighted average shares used in computing earnings per share:
Basic	339,277	356,623	339,839	367,847
Diluted	348,058	357,159	344,676	368,345

Stock-based compensation included in costs and operating expenses:
Cost of revenue	$58	$122	$110	$222
Product development and technology	4,554	6,323	8,762	11,993
Sales and marketing	4,203	5,929	8,452	11,811
General and administrative	7,778	9,041	15,778	16,563
Exhibit 99.1
GoodRx Holdings, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)

	(in thousands)
	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities
Net income	$9,705	$23,895
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	44,061	40,641
Amortization of debt issuance costs and discounts	932	869
Non-cash operating lease expense	1,910	2,065
Stock-based compensation expense	33,102	40,589
Deferred income taxes	9,776	—
Loss on operating lease asset	—	4,409
Other	1,069	456
Changes in operating assets and liabilities:
Accounts receivable	53,606	(43,093)
Prescription reimbursement assets (1)	(977,681)	(16,027)
Prepaid expenses and other assets (1)	2,929	231
Accounts payable (1)	(9,871)	3,579
Prescription reimbursement liabilities (1)	909,856	(1,313)
Accrued expenses and other current liabilities (1)	16,063	5,585
Operating lease liabilities	(2,912)	(3,187)
Other liabilities	125	294
Net cash provided by operating activities	92,670	58,993
Cash flows from investing activities
Purchase of property and equipment	(1,498)	(532)
Acquisition	—	(30,000)
Capitalized software	(34,555)	(39,659)
Net cash used in investing activities	(36,053)	(70,191)
Cash flows from financing activities
Payments on long-term debt	(2,500)	(2,500)
Repurchases of Class A common stock	(14,520)	(145,888)
Proceeds from exercise of stock options	95	3
Employee taxes paid related to net share settlement of equity awards	(5,768)	(8,305)
Proceeds from employee stock purchase plan	369	860
Net cash used in financing activities	(22,324)	(155,830)
Net change in cash and cash equivalents	34,293	(167,028)
Cash and cash equivalents
Beginning of period	261,820	448,346
End of period	$296,113	$281,318
_____________________________________________________
(1)Prior to December 31, 2025, prescription reimbursement assets were presented as a component of prepaid expenses and other current assets, and prescription reimbursement liabilities as a component of accounts payable and accrued expenses and other current liabilities. Prior period amounts have been reclassified to conform to the current period presentation. These reclassifications had no impact on previously reported cash flows provided by operating activities.
Exhibit 99.1
For the three and six months ended June 30, 2026 and 2025, revenue comprised of the following:

(in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Prescription transactions revenue	$106,390	$143,064	$220,082	$291,987
Subscription revenue	28,514	20,463	52,907	41,480
Pharma Direct revenue	61,628	34,981	113,858	63,629
Other revenue	3,879	4,562	7,570	8,944
Total revenue	$200,411	$203,070	$394,417	$406,040
Exhibit 99.1
Non-GAAP Financial Measures
Adjusted Revenue and metrics presented as a percentage of Adjusted Revenue, Adjusted EBITDA, Adjusted EBITDA
Margin, Adjusted Net Income, Adjusted Net Income Margin, and Adjusted Earnings Per Share are supplemental measures of our performance that are not required by, or presented in accordance with, U.S. GAAP. We also present each cost and operating expense on our condensed consolidated statements of operations on an adjusted basis to arrive at adjusted operating income. Collectively, we refer to these non-GAAP financial measures as our “Non-GAAP Measures."
We define Adjusted Revenue for a particular period as revenue excluding client contract termination costs associated with restructuring related activities. We exclude these costs from revenue because we believe they are not indicative of past or future underlying performance of the business. For the current period and full year of 2025, revenue was equal to Adjusted
Revenue. In addition, we expect revenue for the full year of 2026 to equal Adjusted Revenue.
We define Adjusted EBITDA for a particular period as net income or loss before interest, taxes, depreciation and amortization, and as further adjusted for, as applicable for the periods presented, acquisition related expenses, stock-based compensation expense, payroll tax expense related to stock-based compensation, loss on extinguishment of debt, financing related expenses, loss on operating lease assets, restructuring related expenses, legal settlement expenses, gain on sale of business, and other income or expense, net. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of
Adjusted Revenue.
We define Adjusted Net Income for a particular period as net income or loss adjusted for, as applicable for the periods presented, amortization of intangibles related to acquisitions and restructuring activities, acquisition related expenses, stock-
based compensation expense, payroll tax expense related to stock-based compensation, loss on extinguishment of debt, financing related expenses, loss on operating lease assets, restructuring related expenses, legal settlement expenses, gain on sale of business, other income or expense, net, and as further adjusted for estimated income tax on such adjusted items.
Our adjusted taxes also exclude (i) the valuation allowance recorded against certain of our net deferred tax assets that was recognized in accordance with GAAP and any subsequent releases of the valuation allowance, and (ii) all tax benefits/
expenses resulting from excess tax benefits/deficiencies in connection with stock-based compensation. Adjusted Net
Income Margin represents Adjusted Net Income as a percentage of Adjusted Revenue.
Adjusted Earnings Per Share is Adjusted Net Income attributable to common stockholders divided by weighted average number of shares. The weighted average shares we use in computing Adjusted Earnings Per Share – basic is equal to our
GAAP weighted average shares – basic and the weighted average shares we use in computing Adjusted Earnings Per
Share – diluted is equal to either GAAP weighted average shares – basic or GAAP weighted average shares – diluted, depending on whether we have adjusted net loss or adjusted net income, respectively.
We also assess our performance by evaluating each cost and operating expense on our condensed consolidated statements of operations on a non-GAAP, or adjusted, basis to arrive at adjusted operating income. The adjustments to these cost and operating expense items include, as applicable for the periods presented, acquisition related expenses, amortization of intangibles related to acquisitions and restructuring activities, stock-based compensation expense, payroll tax expense related to stock-based compensation, financing related expenses, restructuring related expenses, legal settlement expenses, loss on operating lease assets, and gain on sale of business. Adjusted operating income is Adjusted
Revenue less non-GAAP costs and operating expenses.
We believe our Non-GAAP Measures are helpful to investors, analysts and other interested parties because they assist in providing a more consistent and comparable overview of our operations across our historical financial periods. Adjusted
Revenue, Adjusted EBITDA, and Adjusted EBITDA Margin are also key measures we use to assess our financial performance and are also used for internal planning and forecasting purposes. In addition, Adjusted Revenue, Adjusted
EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Earnings Per Share are frequently used by analysts, investors and other interested parties to evaluate and assess performance.
The Non-GAAP Measures are presented for supplemental informational purposes only and should not be considered as alternatives or substitutes to financial information presented in accordance with GAAP. These measures have certain limitations in that they do not include the impact of certain costs that are reflected in our condensed consolidated statements of operations that are necessary to run our business. Other companies, including other companies in our industry, may not use these measures or may calculate these measures differently than as presented herein, limiting their usefulness as comparative measures.
Exhibit 99.1
The following table presents a reconciliation of net income, the most directly comparable financial measure calculated in accordance with GAAP, to Adjusted EBITDA, and presents net income margin, the most directly comparable financial measure calculated in accordance with GAAP, with Adjusted EBITDA Margin:

(dollars in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income	$8,536	$12,843	$9,705	$23,895
Adjusted to exclude the following:
Interest income	(1,019)	(2,803)	(2,416)	(6,735)
Interest expense	9,810	10,729	19,577	21,373
Income tax expense	6,930	6,734	11,400	12,350
Depreciation and amortization	22,269	19,729	44,061	40,641
Other income	(625)	(694)	(625)	(694)
Acquisition related expenses	275	—	527	26
Restructuring related expenses	572	546	5,858	1,765
Legal settlement expenses	—	355	—	355
Stock-based compensation expense	16,593	21,415	33,102	40,589
Payroll tax expense related to stock-based compensation	399	549	821	1,234
Loss on operating lease asset	—	—	—	4,409
Adjusted EBITDA	$63,740	$69,403	$122,010	$139,208

Revenue	$200,411	$203,070	$394,417	$406,040
Net income margin	4.3%	6.3%	2.5%	5.9%
Adjusted EBITDA Margin	31.8%	34.2%	30.9%	34.3%
Exhibit 99.1
The following tables present a reconciliation of net income and calculations of net income margin and earnings per share, the most directly comparable financial measures calculated in accordance with GAAP, to Adjusted Net Income, Adjusted Net
Income Margin, and Adjusted Earnings Per Share, respectively:

(dollars in thousands, except per share amounts)
	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income	$8,536	$12,843	$9,705	$23,895
Adjusted to exclude the following:
Amortization of intangibles related to acquisitions and restructuring related activities	2,913	2,793	5,828	5,586
Other income	(625)	(694)	(625)	(694)
Acquisition related expenses	275	—	527	26
Restructuring related expenses	572	546	5,858	1,765
Legal settlement expenses	—	355	—	355
Stock-based compensation expense	16,593	21,415	33,102	40,589
Payroll tax expense related to stock-based compensation	399	549	821	1,234
Loss on operating lease asset	—	—	—	4,409
Income tax effects of excluded items and adjustments for valuation allowance and excess tax benefits/deficiencies from equity awards	(1,879)	(3,904)	(5,383)	(8,899)
Adjusted Net Income	$26,784	$33,903	$49,833	$68,266

Revenue	$200,411	$203,070	$394,417	$406,040
Net income margin	4.3%	6.3%	2.5%	5.9%
Adjusted Net Income Margin	13.4%	16.7%	12.6%	16.8%
Weighted average shares used in computing earnings per share:
Basic	339,277	356,623	339,839	367,847
Diluted	348,058	357,159	344,676	368,345
Earnings per share:
Basic	$0.03	$0.04	$0.03	$0.06
Diluted	$0.02	$0.04	$0.03	$0.06
Weighted average shares used in computing Adjusted Earnings Per Share:
Basic	339,277	356,623	339,839	367,847
Diluted	348,058	357,159	344,676	368,345
Adjusted Earnings Per Share:
Basic	$0.08	$0.10	$0.15	$0.19
Diluted	$0.08	$0.09	$0.14	$0.19
Exhibit 99.1
The following table presents (i) each non-GAAP, or adjusted, cost and expense and operating income measure together with its most directly comparable financial measure calculated in accordance with GAAP; and (ii) each adjusted cost and expense and adjusted operating income as a percentage of Adjusted Revenue together with each GAAP cost and expense and operating income as a percentage of revenue, the most directly comparable financial measure calculated in accordance with GAAP:

(dollars in thousands)
	GAAP		Adjusted		GAAP		Adjusted
	Three Months Ended June 30,		Three Months Ended June 30,		Six Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025	2026	2025	2026	2025
Cost of revenue	$20,999	$13,350	$20,922	$13,234	$41,155	$26,714	$41,006	$26,492
% of Revenue	10%	7%	10%	7%	10%	7%	10%	7%
Product development and technology	$26,711	$29,933	$21,863	$23,500	$56,888	$61,075	$44,692	$47,490
% of Revenue	13%	15%	11%	12%	14%	15%	11%	12%
Sales and marketing	$81,986	$84,870	$77,515	$77,966	$163,039	$169,412	$152,599	$156,370
% of Revenue	41%	42%	39%	38%	41%	42%	39%	39%
General and administrative	$24,814	$28,379	$16,371	$18,967	$51,633	$58,009	$34,110	$36,480
% of Revenue	12%	14%	8%	9%	13%	14%	9%	9%
Depreciation and amortization	$22,269	$19,729	$19,356	$16,936	$44,061	$40,641	$38,233	$35,055
% of Revenue	11%	10%	10%	8%	11%	10%	10%	9%
Operating income	$23,632	$26,809	$44,384	$52,467	$37,641	$50,189	$83,777	$104,153
% of Revenue	12%	13%	22%	26%	10%	12%	21%	26%
Exhibit 99.1
The following table presents a reconciliation of each non-GAAP, or adjusted, cost and expense and operating income measure to its most directly comparable financial measure calculated in accordance with GAAP:

	(dollars in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Cost of revenue	$20,999	$13,350	$41,155	$26,714
Acquisition related expenses	(17)	—	(36)	—
Restructuring related expenses	—	12	—	10
Stock-based compensation expense	(58)	(122)	(110)	(222)
Payroll tax expense related to stock-based compensation	(2)	(6)	(3)	(10)
Adjusted cost of revenue	$20,922	$13,234	$41,006	$26,492

Product development and technology	$26,711	$29,933	$56,888	$61,075
Acquisition related expenses	(89)	—	(175)	—
Restructuring related expenses	—	202	(2,872)	(907)
Stock-based compensation expense	(4,554)	(6,323)	(8,762)	(11,993)
Payroll tax expense related to stock-based compensation	(205)	(312)	(387)	(685)
Adjusted product development and technology	$21,863	$23,500	$44,692	$47,490

Sales and marketing	$81,986	$84,870	$163,039	$169,412
Acquisition related expenses	(169)	—	(316)	—
Restructuring related expenses	—	(848)	(1,479)	(935)
Stock-based compensation expense	(4,203)	(5,929)	(8,452)	(11,811)
Payroll tax expense related to stock-based compensation	(99)	(127)	(193)	(296)
Adjusted sales and marketing	$77,515	$77,966	$152,599	$156,370

General and administrative	$24,814	$28,379	$51,633	$58,009
Acquisition related expenses	—	—	—	(26)
Restructuring related expenses	(572)	88	(1,507)	67
Legal settlement expenses	—	(355)	—	(355)
Stock-based compensation expense	(7,778)	(9,041)	(15,778)	(16,563)
Payroll tax expense related to stock-based compensation	(93)	(104)	(238)	(243)
Loss on operating lease asset	—	—	—	(4,409)
Adjusted general and administrative	$16,371	$18,967	$34,110	$36,480

Depreciation and amortization	$22,269	$19,729	$44,061	$40,641
Amortization of intangibles related to acquisition	(2,913)	(2,793)	(5,828)	(5,586)
Adjusted depreciation and amortization	$19,356	$16,936	$38,233	$35,055

Operating income	$23,632	$26,809	$37,641	$50,189
Amortization of intangibles related to acquisition	2,913	2,793	5,828	5,586
Acquisition related expenses	275	—	527	26
Restructuring related expenses	572	546	5,858	1,765
Legal settlement expenses	—	355	—	355
Stock-based compensation expense	16,593	21,415	33,102	40,589
Payroll tax expense related to stock-based compensation	399	549	821	1,234
Loss on operating lease asset	—	—	—	4,409
Adjusted operating income	$44,384	$52,467	$83,777	$104,153